EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Current Report on Form 8-K/A our reports dated June 6, 2016 with respect to the audited financial statements of SSG Corporation as of and for the year ended December 31, 2015 and the compiled financial statements of SSG Corporation as of March 28, 2016 and for the period from January 1, 2016 to March 28, 2016, and as of March 31, 2015 and for the three months then ended.
/s/ Wipfli LLP

St. Paul, Minnesota
June 14, 2016